Exhibit 99.1

FOR IMMEDIATE RELEASE
April 4, 2016

Contact: Norman L. Lowery Vice Chairman and CEO First Financial Corporation (812) 238-6487

TERRE HAUTE, INDIANA -First Financial Corporation (NASDAQ: THFF), the holding company of First Financial Bank, N.A., announced today that it has sold its insurance brokerage operation, Forrest Sherer, Inc., to USI Insurance Services LLC.

USI is an insurance brokerage and consulting firm, delivering property and casualty, employee benefits, and personal risk solutions throughout the United States.

First Financial Vice Chairman and CEO Norman L. Lowery noted, “With this sale, First Financial is exiting the insurance brokerage market allowing us to concentrate on our core banking business. We believe our Forrest Sherer customers will benefit from USI’s product and service offering and interest in the market.”
First Financial Corporation and Subsidiaries

First Financial Corporation is the holding company for First Financial Bank, N.A., in Indiana and Illinois, and The Morris Plan Company of Terre Haute. The Corporation has total assets of approximately $3 billion with equity capital in excess of $408 million as of December 31, 2015.

First Financial Corporation's common stock is traded on the NASDAQ Global Select Market under the symbol THFF.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as of the date of this press release, and the Corporation does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.